Exhibit 23.2

            Consent of Independent Registered Public Accounting Firm

McKenzie Bay International, Ltd.
Farmington Hills, Michigan

We hereby consent to the use in the Prospectus constituting a part of this Registration Statement of our report dated January 12, 2005, relating to the consolidated financial statements of McKenzie Bay International, Ltd which is contained in that Prospectus.

We also consent to the reference to us under the caption "Experts" in the Prospectus.

/s/ BDO Seidman, LLP
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BDO Seidman, LLP

Grand Rapids, Michigan
September 2, 2005